EXHIBIT 23.2


                    Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of ANTEC Corporation for the registration of 16,313,966 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1996, with respect to the consolidated financial statements of ANTEC Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP


Chicago, Illinois
December 30, 1996